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                                                                    Exhibit 99.2



NEWS RELEASE


      GART SPORTS AND THE SPORTS AUTHORITY AGREE TO STRATEGIC COMBINATION,
              FORMING NATION'S PREEMINENT SPORTING GOODS RETAILER

   MERGER OF EQUALS CREATES COMPANY WITH PRO FORMA 2002 SALES OF $2.5 BILLION
                           AND 385 STORES IN 45 STATES

         ESTIMATED PRE-TAX SYNERGIES IN EXCESS OF $40 MILLION IN FY 2005
                           AND $50 MILLION THEREAFTER

          MARTY HANAKA TO SERVE AS CHAIRMAN AND DOUG MORTON TO SERVE AS
       VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER; NEW COMPANY TO BE NAMED
         THE SPORTS AUTHORITY WITH HEADQUARTERS IN ENGLEWOOD, COLORADO


ENGLEWOOD, CO AND FORT LAUDERDALE, FL (FEBRUARY 20, 2003) -- Gart Sports Company (Nasdaq: GRTS) and The Sports Authority, Inc. (NYSE: TSA) today announced that their boards of directors have unanimously approved a definitive agreement providing for a merger of equals to create the nation's preeminent sporting goods retailer. The combined company will be named The Sports Authority, Inc. and headquartered in Englewood, CO, and will apply for listing on the NYSE under the ticker symbol TSA. The transaction is expected to be completed in the third calendar quarter of 2003.

Under the terms of the agreement, Sports Authority stockholders will receive
0.37 shares of Gart Sports common stock for each share of Sports Authority common stock they own. At the closing of the transaction, the new company is expected to have approximately 25 million diluted shares outstanding. Stockholders of Gart Sports and Sports Authority will each own approximately 50 percent of the combined company. The transaction is structured to be tax-free to the stockholders of Sports Authority. Green Equity Investors, L.P., an affiliate of Leonard Green & Partners, L.P., which beneficially owns approximately 25 percent of the outstanding common stock of Gart Sports, has agreed to vote its shares in favor of the transaction.

Following completion of the merger, Martin E. Hanaka, Sports Authority's chairman and chief executive officer, will serve as chairman of the board of the combined company, and John Douglas Morton, president and chief executive officer of Gart Sports, will become vice chairman and chief executive officer of the combined company. Elliott J. Kerbis, president and chief merchandising officer of Sports Authority, will become president and chief merchandising officer of the combined company. Thomas T. Hendrickson, chief financial officer of Gart Sports, will become chief administrative officer and chief financial officer of


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the combined company. The remainder of the management team of the combined company will be comprised of executives of both Gart Sports and Sports
Authority.

The combined company's board of directors will consist of nine directors, four designated by each of the two companies from their current boards, including Messrs. Hanaka and Morton, and one new director, presently unaffiliated with either company.

The combined company expects to realize pre-tax synergies in excess of $20 million in fiscal year 2004, $40 million in fiscal year 2005, and $50 million thereafter. These synergies are expected to result in significant accretion in earnings per share in fiscal year 2004 and beyond.

Mr. Hanaka said, "This combination will better position the company in the highly competitive sporting goods retail sector. Together, we will be the preeminent sporting goods retailer in the U.S., with capabilities and opportunities on a scale much broader than would have been possible for either Gart Sports or Sports Authority on a stand-alone basis. The advantage of size - in terms of having economies of scale, improved purchasing ability, and an expanded distribution network - will allow us to be a stronger competitor and to better serve our customers. With 385 stores in 45 states nationwide, we will be able to provide consumers with a wider selection of premium brand name sporting apparel, footwear and equipment, at competitive prices."

Mr. Hanaka continued, "I am delighted that we will be creating a unified brand with the Sports Authority name, a name that is widely recognized and well respected by consumers across the country."

Mr. Morton said, "This transaction is about serving customers with a more comprehensive product selection, building value for our respective stockholders, and creating greater opportunities for the employees of both companies. I am thrilled that our enhanced marketing reach will enable us to deliver our assortment and value message to more consumers, more often. In addition, this business combination increases our sourcing capabilities, our operational efficiencies and our respective product expertise. It expands our store base nationwide and provides a larger operating platform from which to leverage costs and expenses."

Mr. Morton continued, "We are confident that the integration of our two companies will be greatly facilitated by the fact that Gart Sports and Sports Authority have complementary distribution infrastructures, similar information systems and other merchandising and operating practices in common."


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Gart Sports and Sports Authority will establish a transition team comprised of senior management from both companies to ensure a smooth integration process.

The merger is subject to customary closing conditions, including approval by the stockholders of Gart Sports and Sports Authority and Hart-Scott-Rodino approval under the United States antitrust laws.

Banc of America Securities acted as financial advisor and Clifford Chance US LLP acted as legal counsel to Gart Sports. Credit Suisse First Boston acted as financial advisor and Morgan, Lewis & Bockius LLP acted as legal counsel to Sports Authority.

ABOUT GART SPORTS COMPANY
Gart Sports Company, headquartered in Denver, Colorado, is the largest full-line sporting goods retailer in the Western United States. The Company was established in 1928 and offers a comprehensive high-quality assortment of brand name sporting apparel and equipment at competitive prices. Gart Sports Company operates 180 stores in 25 states under Gart Sports(R), Sportmart(R) and Oshman's(R) names. The Company's e-tailing websites, located at gartsports.com, sportmart.com and oshmans.com, are operated by GSI Commerce Solutions under a license and e-commerce agreement. The Company trades on the Nasdaq National Market under the symbol GRTS.

ABOUT THE SPORTS AUTHORITY
The Sports Authority, Inc. is the nation's largest full-line sporting goods retailer operating 205 stores in 33 states. The Company's e-tailing website www.thesportsauthority.com, is operated by GSI Commerce Solutions, Inc. under a license and e-commerce agreement. In addition, a joint venture with AEON Co., Ltd. operates 38 "The Sports Authority" stores in Japan under a licensing agreement. Sports Authority is a proud sponsor of the Boys & Girls Clubs of America.

ADDITIONAL INFORMATION
This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in Gart Sports and Sports Authority's filings with the Securities and Exchange Commission. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in the specific market areas of Gart Sports and Sports Authority, consumer confidence, changes in discretionary consumer spending, changes in costs of goods and services and economic conditions in general, and in the companies' specific market areas, unseasonable weather and those risks generally associated with the integration of the companies. There can be no assurance that the merger will close, as to the timing of the closing, that the




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companies will be integrated successfully or without unanticipated costs or that anticipated synergies or other benefits will be realized. The companies assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

Gart Sports and Sports Authority stockholders and other investors are urged to read the joint proxy statement/prospectus and other materials which will be filed by Gart Sports and The Sports Authority with the SEC. These documents will contain important information, which should be read carefully before any decision is made with respect to the merger. When documents are filed with the SEC, they will be available for free at the SEC's website at WWW.SEC.GOV. Documents are also available for free from the contact persons listed below.

Gart Sports, Sports Authority and their directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Reference is also made to the companies' latest annual reports and annual stockholder's meetings proxy statements as filed with the SEC, including Gart Sport's Proxy Statement for its Annual Meeting held on June 7, 2002 and Sports Authority's Proxy Statement for its Annual Meeting held on May 30, 2002, which may be obtained for free in the manner set forth above.

Today's news release, along with other information about Gart Sports and Sports Authority, is available on the Internet at www.gartsports.com and www.thesportsauthority.com.

NOTE TO FINANCIAL ANALYSTS: There will be a conference call for financial analysts on Thursday, February 20, 2003 at 8:30 a.m. EST. The call can be accessed by telephone at (719) 457-2666. A simulcast of today's analyst call as well as the speakers' slide presentation will be available on WWW.GARTSPORTS.COM and www.thesportsauthority.com. Participants should access the "About Us" link on the home page and then select the "investor relations." Please register for the event approximately 10 minutes before the start of the simulcast.

An audio replay of the meeting will be available beginning 10:00 a.m. EST on February 20, 2003 until 6 p.m. EST on February 27, 2003. The replay can be accessed by telephone at (719) 457-0820. The access code is 448040. The meeting replay will also archived on www.gartsports.com and www.thesportsauthority.com for the same time period.

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CONTACTS:

FOR GART SPORTS
Alexandra Elliott
Director of Public Relations
T: (303) 863-2633
aelliott@gartsports.com

Thomas T. Hendrickson
Executive Vice President and Chief Financial Officer
T: 303-863-2293

FOR THE SPORTS AUTHORITY
George Mihalko
Vice Chairman, Chief Administrative Officer and Chief Financial Officer
T: 954-677-6360